United States Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(2,650,700)
Unrealized Gain (Loss) on Market Value of Futures	41,957,990
Dividend Income	8,922
Interest Income	12,114
ETF Transaction Fees	31,000
Total Income (Loss)	$39,359,326

Expenses
General Partner Management Fees	$298,442
Tax Reporting Fees	85,950
Brokerage Commissions	81,583
Legal Fees	53,809
SEC & FINRA Registration Expense	37,654
Audit Fees	13,151
NYMEX License Fee	9,948
Prepaid Insurance Expense	6,947
Non-interested Directors' Fees and Expenses	(3,543)
Total Expenses	$583,941
Net Income (Loss)	$38,775,385

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/13	$826,628,460
Additions (11,700,000 Units)	397,428,986
Withdrawals (13,100,000 Units)	(445,462,409)
Net Income (Loss)	38,775,385

Net Asset Value End of Month	$817,370,422
Net Asset Value Per Unit (23,900,000 Units)	$34.20

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612